Exhibit 1

TERMS AGREEMENT

Debt Securities

American Express Company

200 Vesey Street

New York, New York 10285

Attention: Treasurer

Dear Sirs:

We (the “Representative(s)”) understand that American Express Company, a New York corporation (the “Company”), proposes to issue and sell $1,850,000,000 aggregate principal amount of 2.500% Notes due August 1, 2022 (the “Fixed Rate Notes”) and $400,000,000 aggregate principal amount of Floating Rate Notes due August 1, 2022 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”).  Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named in Schedule I hereto (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Securities set forth therein opposite their respective names at 99.571% of the principal amount of the Fixed Rate Notes and 99.650% of the principal amount of the Floating Rate Notes, together with accrued interest, if any, thereon from August 1, 2017 to the Closing Date.  The Closing Date shall be at 9:30 A.M. on August 1, 2017 at the offices of Cleary Gottlieb Steen & Hamilton LLP, Counsel for the Underwriters.

The Securities shall have the terms set forth in Schedule II hereto.

All the provisions contained in the document entitled “American Express Company—Debt Securities—Underwriting Agreement Basic Provisions” and filed with the Commission on October 2, 2015 (the “Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement, except as provided herein, to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

For purposes of the Basic Provisions, “Applicable Time” with respect to this Terms Agreement, shall mean 4:15 P.M., New York City time, on the date of this agreement.

For purposes of Section 13 of the Basic Provisions, the address for notices or communications to the Representatives shall be:

in the case of notices to Barclays Capital Inc.:

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

in the case of notices to Citigroup Global Markets Inc.:

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

in the case of notices to HSBC Securities (USA) Inc.:

452 Fifth Avenue

New York, New York 10179

Facsimile: (212) 525-0238

Attention: Transaction Management Group

in the case of notices to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

50 Rockefeller Center

New York, New York 10036

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

“We hereby accept your offer, set forth in the Terms Agreement, dated July 27, 2017, to purchase the Securities on the terms set forth therein.”

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Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Paige Maire
Name:	Paige Maire
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam Bordner
Name:	Adam Bordner
Title:	Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jacqueline Cleary
Name:	Jacqueline Cleary
Title:	Managing Director

Accepted:

American Express Company

By	/s/ David L. Yowan
Title: Executive Vice President and Corporate Treasurer

SCHEDULE I

Name	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Barclays Capital Inc.	$370,000,000	$80,000,000
Citigroup Global Markets Inc.	$370,000,000	$80,000,000
HSBC Securities (USA) Inc.	$370,000,000	$80,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$370,000,000	$80,000,000
BMO Capital Markets Corp.	$70,300,000	$15,200,000
Lloyds Securities Inc.	$70,300,000	$15,200,000
MUFG Securities Americas Inc.	$70,300,000	$15,200,000
RBS Securities Inc.	$70,300,000	$15,200,000
TD Securities (USA) LLC	$70,300,000	$15,200,000
The Williams Capital Group, L.P.	$9,250,000	$2,000,000
Westpac Capital Markets, LLC	$9,250,000	$2,000,000

Total	$1,850,000,000	$400,000,000

SCHEDULE II

1.                                      Final Term Sheet, substantially in the form attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated July 27, 2017, in respect of the $1,850,000,000 2.500% Notes due August 1, 2022

2.                                      Final Term Sheet, substantially in the form attached as Exhibit B to Schedule II, as filed with the Commission pursuant to Rule 433, and dated July 27, 2017, in respect of the $400,000,000 Floating Rate Notes due August 1, 2022

AMERICAN EXPRESS COMPANY
$1,850,000,000
2.500% NOTES DUE AUGUST 1, 2022

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	July 27, 2017

Settlement Date:	August 1, 2017 (T+3 days)

Maturity Date:	August 1, 2022

Par Amount:	$1,850,000,000

Benchmark Treasury:	1.750% due June 30, 2022

Benchmark Treasury Price and Yield:	99-19; 1.837%

Re-offer Spread to Benchmark:	+68 bps

Re-offer Yield:	2.517%

Coupon:	2.500%

Public Offering Price:	99.921%

Underwriters’ Commission:	0.350%

Net Proceeds to American Express:	$1,842,063,500 (before expenses)

Interest Payment Dates:	The 1st of each February and August, beginning February 1, 2018

Day Count:	30 / 360

Redemption:

American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation

Listing:	The notes will not be listed on any exchange

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BM0

ISIN:	US025816BM04

Joint Book-Running Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	BMO Capital Markets Corp.
Lloyds Securities Inc.
MUFG Securities Americas Inc.
RBS Securities Inc.
TD Securities (USA) LLC

Junior Co-Managers:	The Williams Capital Group, L.P.
Westpac Banking Corporation

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated July 27, 2017, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, Citigroup Global Markets Inc. at 1-800-831-9146 or by email at prospectus@citi.com, HSBC Securities (USA) Inc. at 1-866-811-8049, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or by email dg.prospectus_requests@baml.com.

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AMERICAN EXPRESS COMPANY
$400,000,000
FLOATING RATE NOTES DUE AUGUST 1, 2022

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	July 27, 2017

Settlement Date:	August 1, 2017 (T+3 days)

Maturity Date:	August 1, 2022

Par Amount:	$400,000,000

Day Count:	Actual / 360

Base Rate:	Three-Month LIBOR (Reuters)

Spread:	+61 bps

Public Offering Price:	100.000%

Underwriters’ Commission:	0.350%

Net Proceeds to American Express:	$398,600,000 (before expenses)

Interest Payment Dates and Interest Reset Dates:

Interest on the notes is payable on February 1, May 1, August 1 and November 1 of each year, beginning November 1, 2017. If the Interest Payment Date falls on a day that is not a Business Day, interest will be paid on the next succeeding Business Day (unless the next Business Day is in the next calendar month, in which case payment will be paid on the immediately preceding Business Day)

Interest Periods:

Quarterly. The initial period will be the period from, and including the Settlement Date to, but excluding November 1, 2017, the Initial Payment Date. The subsequent interest periods will be the periods from, and including the applicable Interest Payment Date to, but excluding, the next Interest Payment Date or the Maturity Date, as applicable

Interest Determination Dates:	Second London banking day prior to applicable Interest Reset Date

Redemption:	American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation

Listing:	The notes will not be listed on any exchange

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BN8

ISIN:	US025816BN86

Joint Book-Running Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	BMO Capital Markets Corp.
Lloyds Securities Inc.
MUFG Securities Americas Inc.
RBS Securities Inc.
TD Securities (USA) LLC

Junior Co-Managers:	The Williams Capital Group, L.P.
Westpac Banking Corporation

(1)  An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate.  The rating of the notes should be evaluated independently from similar ratings of other securities.  A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated July 27, 2017, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, Citigroup Global Markets Inc. at 1-800-831-9146 or by email at prospectus@citi.com, HSBC Securities (USA) Inc. at 1-866-811-8049, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or by email dg.prospectus_requests@baml.com.

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